As filed with the Securities and Exchange Commission on June 9, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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First Trust Senior Floating Rate Income Fund II

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PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Announces Adjournment of Special Meeting of Shareholders Relating to the Reorganization of First Trust Senior Floating Rate Income Fund II with and into First Trust Flexible Income ETF

WHEATON, IL – (BUSINESS WIRE) – June 9, 2026 – First Trust Advisors L.P. (“FTA”) announced today that the special meeting of shareholders of First Trust Senior Floating Rate Income Fund II (NYSE: FCT) (the “Fund”) held on June 9, 2026 has been adjourned in order to permit additional solicitation of shareholders and to allow shareholders additional time to vote on the reorganization of the Fund with and into First Trust Flexible Income ETF (the “Reorganization”), a newly formed series of First Trust Exchange-Traded Fund VIII (“FFLX”). The special meeting of shareholders of the Fund will reconvene on Thursday, June 25, 2026, at 12:00 p.m. Central time in the offices of FTA at 120 East Liberty Drive, Suite 400, Wheaton, Illinois (the “Meeting”). If approved, the Reorganization of the Fund with and into FFLX is expected to close during the third quarter of 2026.

FTA also announced today that it has agreed to waive a portion of its annual unitary management fee for FFLX in the amount of 0.10% through the twelve-month anniversary of the closing date of the Reorganization, if the Reorganization is approved by shareholders, resulting in a unitary fee annual rate of 0.65% for FFLX during such period.

Shareholders of record of the Fund as of the close of business on February 10, 2026, are entitled to vote at the Meeting. Whether or not shareholders plan to attend the Meeting, it is important that their shares be represented and voted at the Meeting. Shareholders may vote their shares by one of the methods described in the proxy materials previously mailed to them, which includes a proxy statement and prospectus (the “proxy statement”). The proxy statement contains important information regarding the proposed Reorganization and shareholders of the Fund are urged to read the proxy statement and accompanying materials carefully. The proxy statement is also available at https://www.ftportfolios.com/Common/ContentFileLoader.aspx?ContentGUID

=6e207e64-e841-42b1-aba6-9906a52010f4 and the Securities and Exchange Commission’s website at www.sec.gov. If shareholders have any questions regarding the proposal, or need assistance voting, they may call EQ Fund Solutions, LLC at (888) 628-1041. The Board of Trustees of the Fund believes the Reorganization is in the best interests of the Fund and recommends that shareholders vote “FOR” the Reorganization.

FTA is a federally registered investment advisor and serves as the Fund’s investment advisor. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $342 billion as of April 30, 2026 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Additional Information / Forward-Looking Statements

This press release is not intended to, and shall not, constitute an offer to purchase or sell shares of the Fund or FFLX. The Fund and their trustees and officers, FTA, and certain of its officers and employees, and other persons may be deemed under the rules of the Securities and Exchange Commission to be participants in the solicitation of proxies from shareholders in connection with the matters described above. Information about the Fund’s trustees and officers, FTA and its officers and employees, and other persons may be found in the proxy statement.

Certain statements made in this news release that are not historical facts are referred to as “forward-looking statements” under the U.S. federal securities laws. Actual future results or occurrences may differ significantly from those anticipated in any forward-looking statements due to numerous factors. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ from the historical experience of FTA and the funds managed by FTA and its present expectations or projections. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FTA, the Fund and FFLX undertake no responsibility to update publicly or revise any forward-looking statements.

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CONTACT: Jeff Margolin – (630) 517-7643

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CONTACT: Jim Dykas – (630) 517-7665

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SOURCE: First Trust Advisors L.P.